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                       [ZINNER & CO. Letterhead]





We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our report dated January 12, 1995 with respect to the audit of Vistula Heritage Village for the year ended December 31, 1994, and to the inclusion in this Current Report on Form 8-K of our reports dated January 16, 1996 and January 13, 1997 with respect to the audits of Vistula Heritage Village for the years ended December 31, 1995 and 1996. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3(No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.

/s/Zinner & Co.

Zinner & Co.



Pepper Pike, Ohio
June 23, 1997